EXHIBIT 1

5 March 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

USA

Dear Sirs

We have read and agree with the comments in Item 4 of Form 8-K of Capital Media Group Limited dated February 24, 1999.

Yours faithfully

/s/ DELOITTE & TOUCHE

Deloitte & Touche